UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 24, 2015

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 8TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550

(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 24, 2015, DHI Group, Inc. (the “Company”), Dice Inc. and Dice Career Solutions, Inc. (collectively, the “Borrowers”), as borrowers, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the various lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent and Keybank National Association, as documentation agent, with J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Keybank National Association as joint bookrunners and joint lead arrangers. The Borrowers’ obligations under the Credit Agreement are guaranteed by four of the Company’s wholly-owned subsidiaries, eFinancialCareers, Inc., Targeted Job Fairs, Inc., Rigzone.com, Inc. and onTargetJobs, Inc., and secured by substantially all of the assets of the Borrowers and the guarantors and stock pledges from certain of the Company’s foreign subsidiaries.
The Credit Agreement provides for a revolving facility of $250 million maturing on November 24, 2020. The Borrowers borrowed $105 million under the Credit Agreement to repay, in full, all outstanding indebtedness, including accrued interest, under the previous credit agreement (as described in Item 1.02 below).
Borrowings under the Credit Agreement bear interest, at the Company’s option, at a LIBOR rate or base rate plus a margin. The margin ranges from 1.75% to 2.50% on LIBOR loans and 0.75% to 1.50% on base rate loans, determined by the Company’s most recent consolidated leverage ratio.
The Credit Agreement contains various customary affirmative and negative covenants and also contains certain financial covenants, including a consolidated leverage ratio and a consolidated interest coverage ratio. Negative covenants include restrictions on incurring certain liens; making certain payments, like stock repurchases and dividend payments; making certain investments; making certain acquisitions; and incurring additional indebtedness. The Credit Agreement also provides that the payment of obligations may be accelerated upon the occurrence of customary events of default, including, but not limited to, non-payment, change of control, or insolvency.
Interest rates and covenants in the Credit Agreement are consistent with the previous credit agreement and the facility may be prepaid at any time without penalty.
The foregoing description of the Credit Agreement is a summary and does not contain all of the exceptions and qualifications that may apply. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete Credit Agreement, filed herewith as Exhibit 10.1 to this report and incorporated by reference herein. On November 30, 2015, the Company issued a press release announcing the entry into the Credit Agreement, which is filed herewith as Exhibit 99.1 to this report and incorporated by reference herein.

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
On November 24, 2015, the Company used $105 million of the proceeds from the Credit Agreement to repay in full all outstanding indebtedness, including accrued interest, under the previous credit agreement, dated as of October 28, 2013, by and among DHI Group, Inc., Dice Inc. and Dice Career Solutions, Inc., as borrowers, eFinancialCareers, Inc., Targeted Job Fairs, Inc., and Rigzone.com, Inc. as guarantors, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The previous credit agreement was terminated upon repayment of the outstanding indebtedness.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The disclosure set forth in Item 1.01 above with respect to the entry into the Credit Agreement is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(a)    Financial Statements of Business Acquired.
Not applicable.
(b)    Pro Forma Financial Information.
Not applicable.
(c)     Shell Company Transactions.
Not applicable.
(d)    Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement dated as of November 24, 2015, among DHI Group, Inc., Dice Inc. and Dice Career Solutions, Inc., as Borrowers, the various lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent and Keybank National Association, as documentation agent.

99.1	Press Release, dated November 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	November 30, 2015	By: /S/ JOHN J. ROBERTS
Name: John J. Roberts
Title: Chief Financial Officer

EXHIBIT INDEX

10.1
Amended and Restated Credit Agreement dated as of November 24, 2015, among DHI Group, Inc., Dice Inc. and Dice Career Solutions, Inc., as Borrowers, the various lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent and Keybank National Association, as documentation agent.

99.1	Press Release, dated November 30, 2015.